EXHIBIT 23.2


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Hinds, Lind, Miller & Co.
A Professional Corporation
Certified Public Accountants

9401 McKninght Road                                        PHONE (412) 364-6070
Pittsburgh, Pennsylvania 15237-6700                          FAX (412) 364-6176
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                         Consent of Independent Auditors





We have issued our report dated August 21, 1996, accompanying the consolidated financial statements of Workingmens Savings Bank, F.S.B. and Subsidiary contained in the Application to Convert a Mutual Savings Bank to a Stock Owned Savings Bank of Workingmens Savings Bank, F.S.B. and in the Registration Statement and accompanying prospectus of WSB Holding Company. We consent to the use of the aforementioned report in the Application to Convert a Mutual Savings Bank to a Stock Owned Savings Bank of Workingmens Savings Bank, F.S.B., and in the Registration Statement and prospectus, and to the use of our name as it appears under the caption "Experts".




/s/ Hinds, Lind, Miller & Co.





Pittsburgh, Pennsylvania
June 17, 1997